Exhibit 99.1

June 11, 2018

Dear Fellow SandRidge Shareholders:

The SandRidge Energy Annual Meeting is almost upon us and your vote at the June 19 meeting is critical in determining the fate of the Company and your investment. Carl Icahn has gone to great lengths in his attempts to demonstrate his virtuous desire for corporate change and to convince you to allow him to take control of SandRidge’s board of directors. Make no mistake, Icahn’s repeated false statements are disingenuous and self-serving, and are intended to provide him with control of SandRidge, to the detriment of all other shareholders.

The right decision is clear:

✓

Elect ALL FIVE highly-qualified SandRidge directors – Sylvia K. Barnes, Kenneth H. Beer, Michael L. Bennett, William M. Griffin and David J. Kornder – who are committed to acting in the best interests of ALL shareholders, and are making significant progress in a thorough and impartial strategic review process aimed at maximizing shareholder value

✓ Elect TWO independent nominees put forth by Icahn Capital (“Icahn”)	✓ Vote FOR the extension of the short-term rights plan	✓ Vote FOR the advisory vote on executive compensation

Our rationale is sound and compelling:

•	All five current SandRidge directors are committed to acting in your best interests and are critically important to guiding the Company and leading the thorough strategic review process, which includes Icahn;

•	Icahn’s only plan involves partnering with Matthew Grubb, SandRidge’s former President and COO, who helped lead what Icahn himself called a “debt fueled acquisition spree” resulting in significant value destruction;

•	Icahn is seeking to gain control of the Company without paying an appropriate premium and disrupt the ongoing strategic review process at the expense of other shareholders. There is no benefit to providing Icahn with additional board representation beyond the two independent nominees your Board already recommends; and

•	Independent proxy advisors ISS and Glass Lewis agree that Icahn should not control the SandRidge Board.

Protect your investment by voting the Company’s WHITE universal proxy card TODAY FOR all five highly qualified SandRidge directors plus two independent Icahn nominees. Given the short time until the Annual Meeting, we recommend you follow the instructions on the enclosed WHITE universal proxy card to vote by telephone or Internet to ensure your vote is counted.

Your current Board has a proven commitment to act in the best interests of all shareholders

The SandRidge Board has taken clear and decisive action to reposition the Company, including:

☑	Committed the Company to a new strategic direction, minimizing equity dilution, controlling debt and maximizing shareholder value;

☑	Initiated a management transition plan, replacing the Company’s President and Chief Executive Officer and Chief Financial Officer;

☑	Refreshed our Board with 40% of our directors having joined in 2018;

☑	Expanded the Board from five to seven members to accommodate two additional independent directors recommended by Icahn;

☑	Dramatically reduced the Company’s general and administrative expenses;

☑	Taken action to eliminate the compensation program adopted by the prior Board, and align pay with performance;

☑	Developed a new bottoms-up 3P reserves development plan; and

☑	Initiated a thorough and impartial review of strategic alternatives, in which Icahn is participating.

ALL FIVE independent SandRidge directors have a stellar track record and unparalleled industry expertise; critical to moving the Company forward and successfully concluding the ongoing strategic alternatives review process in a fair and impartial manner.

All SandRidge directors possess critical knowledge of the Company, combined with the appropriate industry expertise and experience.

•	Messrs. Griffin, Bennett, and Kornder possess extensive legacy knowledge on the Company and its operations.

•	Ms. Barnes and Mr. Beer provide SandRidge with new, independent viewpoints as industry and financial experts with nearly 70 years of collective experience.

In addition, our directors collectively possess a strong track record in the energy, finance, and private equity sectors, with professional experience ranging from 25-40 years per Board member, and all have public company experience.

The Board also believes that the addition of two independent nominees put forth by Icahn – John Lipinski and Randolph Read – can benefit the Company by assisting in the impartial review of strategic alternatives and adding a fresh perspective.

Your Board strongly believes there is NO benefit to providing Icahn with more than two independent additional board representatives at this time

Two new board members provide Icahn with board representation well in excess of its ownership and the election of more than two Icahn nominees could be detrimental to the progress of the impartial strategic review process and the future stability of SandRidge. Electing additional Icahn nominees is unnecessary and would weaken the independence and diversity of the board and disrupt the ongoing strategic review process which is focused on increasing shareholder value for all shareholders.

Icahn’s non-independent nominees:

☒	Are deeply conflicted;

☒	Lack familiarity with the Company;

☒	Have limited experience in our industry; and

☒	Would disrupt the ongoing strategic review process.

Don’t let Icahn steal control of your investment and disrupt the ongoing strategic review process

Icahn is seeking to gain control of SandRidge without paying an appropriate premium or participating in a competitive process. Icahn has made clear its desire to acquire SandRidge. However, having nominated for election a full slate of seven candidates, including two who work directly for Icahn and one former employee, to sidestep the ongoing impartial process, Icahn is not content to compete fairly with other potential counterparties in the thorough and even-handed process being conducted by the SandRidge Board.

Icahn has assailed the Company’s operations under co-founder and former CEO Tom Ward. Ironically, Icahn’s only plan involves partnering with Matthew Grubb, Mr. Ward’s “right-hand man” who helped lead the Company on what Icahn described as a “debt fueled acquisition spree”, which resulted in significant value destruction and ultimately positioned the Company for bankruptcy. Rather than offer a real plan, Icahn’s objective is to conduct a rigged sales process – led by his own employees.

Independent proxy advisors agree – Icahn should not control your Board

Independent proxy experts, ISS and Glass Lewis agree that a SandRidge Board led by your directors is the best path forward. In its report, ISS reiterated our belief that Icahn has no go-forward plan and is simply incapable of running a fair process:i

“by failing to provide shareholders with a detailed disclosure of its go-forward plan, [Icahn] is asking shareholders to simply trust that, if granted a majority, it will do the right thing. Regardless of any assurances of a fair process, that level of trust would be easier to gain were it not for the fact that the dissident is actively participating in a process to potentially acquire the company.”

Glass Lewis underscored our belief that turning over control of the Board to Icahn would end the impartial process, drive away competition, and position Icahn to consolidate control as cheaply as possible, stating:ii

“the election of any current – or, indeed, former – Icahn employees to the SandRidge board during an active solicitation in which Icahn may submit a bid would represent a clear deviation from foundational principles of sound corporate governance.”

If Glass Lewis and ISS can’t trust Icahn to lead the Company forward, while running a thorough and impartial process, then SandRidge shareholders certainly should not.

PROTECT YOUR INVESTMENT IN SANDRIDGE –

VOTE THE WHITE PROXY CARD TODAY

This is a critical time in SandRidge’s history, and we firmly believe that we have the right team in place to effectively complete the strategic alternatives process and maximize shareholder value with your best interests in mind. Do not be deceived by Icahn’s false and misleading campaign. A process overseen by the current Board has the highest likelihood of maximizing shareholder value relative to an Icahn nominee-run process, and the decision to elect an independent Board is the only logical choice.

We strongly urge you vote for the entire slate of five highly qualified and experienced current SandRidge director nominees and two additional fully independent nominees, as well as vote for the ratification of the short-term rights plan.

Your vote is very important – no matter how many shares you own. Support your Board by voting the WHITE proxy card TODAY. Please follow the instructions on the enclosed WHITE proxy card to vote by telephone or Internet or sign, date and return the enclosed WHITE proxy card in the postage-paid envelope provided.

As always, we thank you for your investment in SandRidge, and appreciate your continued support.

Sincerely,

Sylvia K. Barnes Independent Director	Kenneth H. Beer Independent Director	Michael L. Bennett Chairman of the Board

William M. Griffin, Jr. Director and Chief Executive Officer	David J. Kornder Independent Director

Retain control of your investment – Vote the WHITE universal card TODAY
☑	☑	☒

Vote FOR ALL 5 Highly- Qualified SandRidge Directors	Vote FOR ONLY 2 of 4 Independent Icahn Nominees	DO NOT Support Icahn’s Insiders

FOR Sylvia Barnes FOR Kenneth Beer FOR Michael Bennett FOR William “Bill” Griffin FOR David Kornder	John “Jack” Lipinski Randolph Read Bob Alexander Nancy Dunlap	AGAINST Jonathan Christodoro AGAINST Jonathan Frates AGAINST Nicholas Graziano

Independent, responsive and committed to maximizing value for all shareholders	SandRidge has already vetted and offered to appoint Lipinski and Read to the Board	Inherently biased – two employees and one recent former employee of Icahn

Vote FOR the Extension of the Short-term Rights Plan

Vote FOR the Advisory Vote on Executive Compensation

DO NOT turn control over to Icahn – DISCARD THE GOLD CARD

If you have any questions or require assistance with voting your WHITE proxy card,

please call MacKenzie Partners at the phone numbers listed below:

1407 Broadway

New York, New York 10018

(212) 929-5500 (Call Collect)

or

Call Toll-Free (800) 322-2885

Email: sandridge@mackenziepartners.com

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements concerning our expectations for future performance, including statements regarding the exploration of strategic alternatives, the pursuit of options that maximize shareholder value and the consideration of candidates for nomination to SandRidge’s Board of Directors. These “forward-looking statements” are based on currently available information, operating plans and projections about future events and trends. They inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward looking statements. Such risks and uncertainties include, but are not limited to: uncertain outcome, impact, effects and results of SandRidge’s exploration of strategic alternatives; and any changes in general economic or industry specific conditions. SandRidge cautions that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in SandRidge’s public filings with the SEC, which are available at the SEC’s website at www.sec.gov. Each forward-looking statement speaks only as of the date of the particular statement, and SandRidge undertakes no obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

[i]	Permission to use quotations neither sought nor obtained.
ii	Permission to use quotations neither sought nor obtained.